UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     November 13, 2007

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 13, 2007, our Board of Directors amended and restated the following plans:
•	2005 Deferred Compensation Plan for Directors
•	2005 Deferred Compensation Plan for Executives
•	Executives’ Supplemental Retirement Income Plan
•	Severance Plan for Certain Executive Officers, Senior Management and Key Employees

The plans were amended and restated to comply with Section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service published thereunder. Section 409A requires certain restrictions on payment timing to participants under non-qualified deferred compensation plans and the circumstances under which elections to receive distributions of deferred compensation may be made. These amendments were adopted primarily to conform the plans to the requirements promulgated under Section 409A and clarify our intention that all payments under the plans will satisfy the requirement for exemption from Section 409A.

Amendments to the severance plan also included clarification of the duration of the plan and changes to certain notification requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.50	2005 Deferred Compensation Plan for Directors
10.52	2005 Deferred Compensation Plan for Executives
10.60	Executives’ Supplemental Retirement Income Plan
10.70	Severance Plan for Certain Executive Officers, Senior Management and Key Employees

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: November 21, 2007	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

10.50	2005 Deferred Compensation Plan for Directors
10.52	2005 Deferred Compensation Plan for Executives
10.60	Executives’ Supplemental Retirement Income Plan
10.70	Severance Plan for Certain Executive Officers, Senior Management and Key Employees